As filed with the Securities and Exchange Commission on November 19, 2009.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BELL MICROPRODUCTS INC.
(Exact name of registrant as specified in its charter)

California	94-3057566
(State of incorporation)	(I.R.S. Employer Identification Number)

1941 Ringwood Avenue
San Jose, California 95131-1721
(Address, including zip code,
of registrant’s principal executive offices)

BELL MICROPRODUCTS INC.  1998 STOCK PLAN
BELL MICROPRODUCTS INC.  2009 EQUITY INCENTIVE PLAN
(Full title of the plans)

Andrew S. Hughes
Vice President, General Counsel and Corporate Secretary
Bell Microproducts Inc.
1941 Ringwood Avenue
San Jose, California  95131-1721
(408) 451-9400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [ ]	Accelerated Filer [X]	Non-Accelerated Filer [ ] (Do not check if a smaller reporting company)	Smaller Reporting Company [ ]

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	9,207,528	$3.11	$28,635,412	$1,598
(1)Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Bell Microproducts Inc. 1998 Stock Plan and the 2009 Bell Microproducts Inc. Equity Incentive Plan.
(2)Estimated solely for the purpose of calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act.  The price per share and aggregate offering price are based upon the average of the high and low sales prices of the Registrant's Common Stock on November 18, 2009, as reported on the OTC Bulletin Board.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of this Registration Statement is included in the Section 10(a) prospectuses to be sent or given to participants in the Bell Microproducts Inc. 1998 Stock Plan (the “1998 Plan”) and the Bell Microproducts Inc. 2009 Equity Incentive Plan (the “2009 Plan,” and together with the 1998 Plan, the “Plans”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 and the Note to Part I of Form S-8, the information is not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                 Incorporation of Documents by Reference.

Bell Microproducts Inc. (the “Company”) is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports and other information with the Commission.  The following documents, or portions thereof, filed by the Company with the Commission pursuant to the Exchange Act, are incorporated by reference into this Registration Statement:

(a)        Annual Report on Form 10-K for the year ended December 31, 2008;

(b)        Quarterly Reports on Form 10-Q for the periods ended March 31, 2009, June 30, 2009, and September 30, 2009;

(c)        Current Reports on Form 8-K filed on January 6, 2009, February 20, 2009, February 24, 2009, March 2, 2009, March 3, 2009, March 16, 2009, May 22, 2009, June 1, 2009, July 1, 2009, and August 25, 2009, provided, however, that the information that was furnished (not filed) under Item 7.01 in the report filed on August 25, 2009 is not incorporated by reference herein; and

(d)        The description of the Common Stock contained in the Company’s Registration Statement on Form S-3, filed on June 3, 2004, File No. 333-116130, and any amendment or report filed for the purpose of updating such description, including the Current Report on Form 8-K filed on March 18, 2008.

In addition, all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that (i) indicates that all securities offered under this Registration Statement have been sold, or (ii) deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of any such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated or deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                 Description of Securities.

Not applicable.

Item 5.                 Interests of Named Experts and Counsel.

The validity of the Common Stock to be registered hereby will be passed upon for the Company by Andrew S. Hughes, the Company’s Vice President, General Counsel and Corporate Secretary. As of November 19, 2009, Mr. Hughes beneficially owned 57,354 shares of Common Stock, which includes 40,000 shares of Common Stock issuable within 60 days of the date hereof upon the exercise of stock options.

Item 6.                 Indemnification of Directors and Officers.

Section 317 of the California General Corporation Law (the “CGCL”) allows for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article IV of the Company’s amended and restated articles of incorporation, as amended, and Article VI of the Company’s amended and restated bylaws, as amended, provide for indemnification of the Company’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the CGCL. The Company has also entered into agreements with its officers and directors that may require the Company to, among other things, indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from any acts or omissions or transactions from which a director may not be relieved of liability under the CGCL), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors’ and officers’ insurance if available on reasonable terms. Forms of the indemnification agreements are filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on November 5, 2008.  The Company has obtained directors’ and officers’ insurance pursuant to these agreements.

The foregoing statutory provisions, provisions in our amended and restated articles of incorporation, as amended, and agreements with directors and officers may reduce the likelihood of derivative litigation against our directors, and may discourage or deter shareholders or management from bringing a lawsuit against the Company’s directors for breach of their duties, even though such an action, if successful, might have otherwise benefited the Company and its shareholders.  These provisions do not alter the liability of directors under federal securities laws and do not affect the right to sue (nor to recover monetary damages) under federal securities laws for violations thereof.

Item 7.                 Exemption from Registration Claimed.

Not applicable.

Item 8.                 Exhibits.

Exhibit Number
5.1*	Legal Opinion of Andrew S. Hughes, Esq.
23.1*	Consent of Andrew S. Hughes, Esq. is contained in Exhibit 5.1 to this Registration Statement
23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.3*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney for directors and certain executive officers of the Company
99.1
Bell Microproducts Inc. 1998 Stock Plan, as amended through August 1, 2007, and form of option agreement (filed as Exhibit 10.22 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference)

99.2
Bell Microproducts Inc. 2009 Equity Incentive Plan (Amended and Restated as of August 20, 2009) (filed as Exhibit 10.1 to the Current Report on Form 8-K on August 25, 2009, and incorporated herein by reference)

99.3
Bell Microproducts Inc. 2009 Equity Incentive Plan Form of Notice of Grant of Stock Options (filed as Exhibit 10.2 to the Current Report on Form 8-K on August 25, 2009, and incorporated herein by reference)

99.4
Bell Microproducts Inc. 2009 Equity Incentive Plan Form of Notice of Grant of Restricted Stock Units (filed as Exhibit 10.3 to the Current Report on Form 8-K on August 25, 2009, and incorporated herein by reference)

* Filed herewith

Item 9.                 Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on November 19, 2009.

BELL MICROPRODUCTS INC.

By:	/s/ William E. Meyer
Name: William E. Meyer
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	President, Chief Executive Officer and Director (Principal Executive Officer)	November 19, 2009
W. Donald Bell
/s/ William E. Meyer	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 19, 2009
William E. Meyer
*	Director	November 19, 2009
Gordon A. Campbell
*	Director	November 19, 2009
Eugene B. Chaiken
*	Director	November 19, 2009
David M. Ernsberger
*	Director	November 19, 2009
Edward L. Gelbach
*	Director	November 19, 2009
Peter G. Hanelt
*	Director	November 19, 2009
James E. Ousley
*	Director	November 19, 2009
Mark L. Sanders

*
William E. Meyer, by signing his name hereto, does hereby sign and execute this Registration Statement of Form S-8 on behalf of the above-named directors and officers of Bell Microproducts Inc. on this 19th day of November, 2009, pursuant to powers of attorney executed on behalf of such directors and officers, and contemporaneously filed with the Securities and Exchange Commission.

By:	/s/ William E. Meyer
William E. Meyer, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number
5.1*	Legal Opinion of Andrew S. Hughes, Esq.
23.1*	Consent of Andrew S. Hughes, Esq. is contained in Exhibit 5.1 to this Registration Statement
23.2*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm
23.3*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney for directors and certain executive officers of the Company
99.1
Bell Microproducts Inc. 1998 Stock Plan, as amended through August 1, 2007, and form of option agreement (filed as Exhibit 10.22 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and incorporated herein by reference)

99.2
Bell Microproducts Inc. 2009 Equity Incentive Plan (Amended and Restated as of August 20, 2009) (filed as Exhibit 10.1 to the Current Report on Form 8-K on August 25, 2009 and incorporated herein by reference)

99.3
Bell Microproducts Inc. 2009 Equity Incentive Plan Form of Notice of Grant of Stock Options (filed as Exhibit 10.2 to the Current Report on Form 8-K on August 25, 2009 and incorporated herein by reference)

99.4
Bell Microproducts Inc. 2009 Equity Incentive Plan Form of Notice of Grant of Restricted Stock Units (filed as Exhibit 10.3 to the Current Report on Form 8-K on August 25, 2009 and incorporated herein by reference)

* Filed herewith